EXHIBIT 11


                  PRIME MEDICAL SERVICES, INC. AND SUBSIDIARIES
                     COMPUTATION OF THE NET INCOME PER SHARE
                FOR THE THREE MONTHS ENDED JUNE 30, 1997 AND 1996
                                   (Unaudited)

(In thousands, net income per share
in dollars)

                                        Primary        Fully diluted
                                        earnings          earnings
                                       per share          per share

1997
----
Net income applicable to
  common stock                      $         3,670   $         3,670
                                    ===============   ===============


Average number of shares
  issued & outstanding                       19,277            19,277
Average stock option shares                     237               240
                                    ---------------   ---------------

   Shares for earnings calculation           19,514            19,517
                                    ===============   ===============


Net income per share                $          0.19   $          0.19
                                    ===============   ===============


1996
----
Net income applicable to
  common stock                      $          (353)  $          (353)
                                    ===============   ===============


Average number of shares
  issued & outstanding                       17,597            17,597
Average stock option and
  warrant shares                              1,155             1,545
                                    ---------------   ---------------

   Shares for earnings calculation           18,752            19,142
                                    ===============   ===============


Net income per share                $         (0.02)  $         (0.02)
                                    ===============   ===============


NOTE:
Primary and fully diluted income (loss) per share were computed by dividing net income (loss) by the average number of shares outstanding plus the common stock equivalents, which would arise from the exercise of dilutive stock options.






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